UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

Commission File Number of Issuing Entity: 333-185503-01

Central Index Key Number of Issuing Entity: 0001562914

AMERICAN EXPRESS ISSUANCE TRUST II

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Depositor/Registrant: 333-185503

Central Index Key Number of Depositor/Registrant: 0001562918

AMERICAN EXPRESS RECEIVABLES

FINANCING CORPORATION VIII LLC

(Exact Name of Depositor/Registrant as Specified in its Charter)

Delaware	46-0795019
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Vesey Street 30th Floor, Room 505A New York, New York 10285 (212) 640-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of the Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Central Index Key Number of Sponsor: 0001135317

AMERICAN EXPRESS TRAVEL RELATED

SERVICES COMPANY, INC.

(Exact Name of Sponsor as Specified in its Charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

As previously disclosed, the U.S. co-branding arrangement between American Express and Costco Wholesale Corporation (“Costco”) has not been renewed, and, as a result, it became necessary to remove Costco co-branded receivables from the American Express Issuance Trust II (the “Trust”) in accordance with the terms of the Amended and Restated Transfer Agreement, dated as of March 12, 2013 (the “Agreement”), relating to the Trust.

On June 17, 2016, as permitted under Section 2.14 of the Agreement, and in connection with the removal of Costco co-branded receivables described above, American Express Receivables Financing Corporation VIII LLC, as transferor (“RFC VIII”), designated for removal from the Trust approximately 77,000 accounts representing an aggregate amount of receivables of approximately $32 million pursuant to Reassignment No. 1 of Receivables in Removed Accounts from American Express Issuance Trust II, dated as of June 17, 2016 (“Reassignment No. 1”), between RFC VIII and the Trust. Reassignment No. 1 is attached hereto as Exhibit 99.01.

Item 9.01.	Exhibits.

The following are filed as Exhibits to this Report under Exhibit 99:

Exhibit 99.01	Reassignment No. 1 of Receivables in Removed Accounts from American Express Issuance Trust II, dated as of June 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing Corporation VIII LLC,
as Depositor of the Trust and Co-Registrant and as Depositor on behalf of the Trust

By:	/s/ Kerri S. Bernstein
Name:	Kerri S. Bernstein
Title:	President

Date: June 20, 2016

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.01	Reassignment No. 1 of Receivables in Removed Accounts from American Express Issuance Trust II, dated as of June 17, 2016.